SUBSCRIPTION RECEIPT AGREEMENT

                                    between



                     AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.

                                    - and -

                             OLYMPIA TRUST COMPANY

                                    - and -

                                   TORYS LLP

                           Providing for the Issue of
                             Subscription Receipts





                                January 20, 2012

ARTICLE 1 INTERPRETATION.......................................................2

         1.1     Definitions...................................................2

         1.2     Headings......................................................6

         1.3     References....................................................6

         1.4     Certain Rules of Interpretation...............................6

         1.5     Day Not a Business Day........................................7

         1.6     Applicable Law................................................7

         1.7     Conflict......................................................7

         1.8     Currency......................................................7

         1.9     Severability..................................................7

ARTICLE 2 ISSUE OF SUBSCRIPTION RECEIPTS.......................................7

         2.1     Creation and Issue of Subscription Receipts...................7

         2.2     Form and Terms of Subscription Receipts.......................8

         2.3     Receiptholder not a Shareholder..............................10

         2.4     Subscription Receipts to Rank Pari Passu.....................10

         2.5     Signing of Subscription Receipt Certificates.................10

         2.6     Certification by the Subscription Receipt Trustee............10

         2.7     Issue in Substitution for Subscription
                        Receipt Certificates Lost, etc........................11

         2.8     Exchange of Subscription Receipt Certificates................11

         2.9     Charges for Exchange.........................................11

         2.10    Transfer and Ownership of Subscription Receipts..............12

         2.11    Escrowed Funds to be Placed in Escrow / Role of Torys........13

         2.12    Issuance Right and Refund Right..............................14

         2.13    Liquidation or Bankruptcy of the Corporation.................14

         2.14    Reliance by the Subscription Receipt Trustee.................14

         2.15    Cancellation of Surrendered Subscription
                        Receipt Certificates..................................15

ARTICLE 3 SATISFACTION OF ISSUANCE RIGHT OR REFUND RIGHT......................15

         3.1     Notice of Satisfaction of Escrow Release Conditions..........15

         3.2     Issue of ACOR Shares.........................................15

         3.3     Delivery of Irrevocable Direction and Release of Funds.......16

         3.4     Reimbursement Pursuant to Refund Right.......................16

ARTICLE 4 ESCROWED FUNDS......................................................17

         4.1     Segregation of Escrowed Funds................................17

ARTICLE 5 INVESTMENT OF ESCROW FUNDS..........................................18

         5.1     Subscription Receipt Trustee.................................18

         5.2     Interest on Escrowed Funds...................................18

ARTICLE 6 RIGHTS OF THE CORPORATION AND COVENANTS.............................19

         6.1     Optional Purchases by the Corporation........................19

         6.2     General Covenants of the Corporation.........................19

         6.3     Subscription Receipt Trustee's Remuneration and Expenses.....20

         6.4     Performance of Covenants by Subscription Receipt Trustee.....20

         6.5     Accounting...................................................20

         6.6     Payments by Subscription Receipt Trustee.....................21

         6.7     Indemnity of Receiptholders..................................21

ARTICLE 7 ENFORCEMENT.........................................................21

         7.1     Suits by Receiptholders......................................21

         7.2     Immunity of Shareholders.....................................21

         7.3     Limitation of Liability......................................21

ARTICLE 8 MEETINGS OF RECEIPTHOLDERS..........................................22

         8.1     Right to Convene Meeting.....................................22

         8.2     Notice of Meetings...........................................22

         8.3     Chair........................................................22

         8.4     Quorum.......................................................22

         8.5     Power to Adjourn.............................................23

         8.6     Show of Hands................................................23

         8.7     Voting by Poll...............................................23

         8.8     Voting.......................................................23

         8.9     Regulations..................................................24

         8.10    Persons Entitled to Attend Meetings..........................24

         8.11    Powers Exercisable by Extraordinary Resolution...............24

         8.12    Meaning of Extraordinary Resolution..........................26

         8.13    Powers Cumulative............................................26

         8.14    Minutes......................................................27

         8.15    Instruments in Writing.......................................27

         8.16    Binding Effect of Resolutions................................27

         8.17    Evidence of Rights of Receiptholders.........................27

         8.18    Holdings by Corporation Disregarded..........................28

ARTICLE 9 SUPPLEMENTAL AGREEMENTS.............................................28

         9.1     Provision for Supplemental Agreements for Certain Purposes...28

ARTICLE 10 CONCERNING THE SUBSCRIPTION RECEIPT TRUSTEE........................29

         10.1    Applicable Legislation.......................................29

         10.2    Rights and Duties of Subscription Receipt Trustee............29

         10.3    Evidence, Experts and Advisors...............................30

         10.4    Documents, Monies, etc. Held by Subscription
                        Receipt Trustee.......................................31

         10.5    Actions by Subscription Receipt Trustee to
                        Protect Interest......................................31

         10.6    Subscription Receipt Trustee not Required to
                        Give Security.........................................31

         10.7    Protection of Subscription Receipt Trustee...................31

         10.8    Replacement of Subscription Receipt Trustee;
                        Successor by Merger...................................32

         10.9    Conflict of Interest.........................................33

         10.10   Acceptance of Appointments...................................34

         10.11   Subscription Receipt Trustee Not to be Appointed Receiver....34

         10.12   Not Bound to Act.............................................34

         10.13   Third Party Interest.........................................34

         10.14   Privacy......................................................34

ARTICLE 11 GENERAL............................................................35

         11.1    Notice to the Corporation and the Subscription
                        Receipt Trustee.......................................35

         11.2    Waiver.......................................................36

         11.3    Evidence of Ownership........................................36

         11.4    Satisfaction and Discharge of Agreement......................37

         11.5    Provisions of Agreement and Subscription Receipts
                        for the Sole Benefit of Parties and Receiptholders....37

         11.6    Subscription  Receipts Owned by the Corporation or its
                        Subsidiaries - Certificate to be Provided.............37

         11.7    Language.....................................................38

         11.8    Effect of Execution..........................................38

         11.9    Time of Essence..............................................38

         11.10   Counterparts.................................................38





Schedule A           -     Form of Subscription Receipt Certificate
Schedule B           -     Irrevocable Direction of the Corporation
Schedule C           -     Closing Notice

                         SUBSCRIPTION RECEIPT AGREEMENT

THIS AGREEMENT made as of January 20, 2012

BETWEEN:

     AUSTRALIAN-CANADIAN OIL ROYALTIES LTD., a corporation formed and existing under the laws of the Province of British Columbia ("ACOR" or the "CORPORATION")

                                    - and -

     OLYMPIA TRUST COMPANY, a trust company existing under the laws of the Province of Alberta and having an office in Calgary, Alberta (the "SUBSCRIPTION RECEIPT TRUSTEE")

                                    - and -

     TORYS LLP, a law firm having an office in Calgary, Alberta ("TORYS")

RECITALS:

A. The Corporation is proposing to issue and sell Subscription Receipts representing, in certain circumstances, the right to receive ACOR Shares (as defined herein) on the basis set forth in this Agreement.

B. The Corporation is a party to the Share Exchange Agreement, whereby the Exchange (as defined herein) is to be completed and the Escrowed Funds (as defined herein)shall be released by the Corporation and the Receiptholder (as defined herein) shall be entitled to receive in respect of each Subscription Receipt (as defined herein) held one common share in the capital of the Corporation.

C.   The Corporation agrees that:

     (i) pending the release in accordance with the terms and conditions hereof, the Escrowed Funds are to be delivered to Torys to be held on behalf of the Subscription Receipt Trustee (as defined herein) and held by Torys and the Subscription Receipt Trustee as agent for and on behalf of the Corporation and the Receiptholders and invested in the manner set forth herein;

     (ii) if the Escrow Release Conditions are satisfied and the Closing Notice (as defined herein)is delivered to the Subscription Receipt Trustee at or before the Termination Time,(A) the holders of Subscription Receipts will be issued, without additional consideration or further action being required by the holders, one ACOR Share for each Subscription Receipt held, and (B) the Escrowed Funds, together with any interest earned thereon but less any deductions provided for in this Agreement, will be released to the Corporation, all in accordance with the provisions of the Subscription Receipt Certificate(s), this Agreement and the Share Exchange Agreement; and

     (iii) if the Escrow Release Conditions are not satisfied at or before the Termination Time or, for any reason, a Termination Event occurs, the ACOR Shares will not be issued and the holders of Subscription Receipts will be entitled to receive an amount equal to the Issue Price for each Subscription Receipt held, together with such Receiptholder's pro rata share of the interest earned on the Escrowed Funds less applicable withholding taxes, if any.

     NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

     In this Agreement and the recitals the following terms have the meanings ascribed thereto:

     (a) "ACOR SHARE" or "COMMON SHARE" means a common share in the capital of the Corporation, as constituted from time to time;

     (b) "ACQUISITION AGREEMENT" means the Asset Purchase Agreement dated November 17, 2011 among the Corporation, Chelsea Oil Australia Pty Ltd., Brisbane Petroleum Limited and Delbaere Associates Pty Ltd.

     (c) "AGREEMENT" means this Subscription Receipt Agreement dated January 20, 2012 and any agreement or instrument supplemental thereto;

     (d) "APPLICABLE LEGISLATION" means any statute of Canada or of a province or territory thereof, and all regulations under any such named or other statute, relating to agreements similar in nature to this Agreement or to the rights, duties and obligations of the Subscription Receipt Trustee, trusts and corporations under agreements similar in nature to this Agreement, to the extent that such provisions are at the time in force and applicable to this Agreement;

     (e) "AUTHORIZED INVESTMENT" has the meaning set forth in Section 5.1 of this Agreement;

     (f) "BCBCA" means the Business Corporations Act (British Columbia), S.B.C. 2002, c.57, c.B9, as amended, including the regulations promulgated thereunder;

     (g) "BUSINESS DAY" means any day which is not a Saturday, Sunday or a statutory holiday in Calgary, Alberta;

     (h)  "CLOSING" means the closing of the Subscription Receipt Offering;

     (i)  "CLOSING DATE" means the date of the Closing;

     (j) "CLOSING NOTICE" means a notice substantially in the form set forth in Schedule C hereto, executed by the Corporation, confirming that the Escrow Release Conditions have been satisfied;

     (k) "COUNSEL" means a barrister or solicitor or a firm of barristers and solicitors, who may be counsel for the Corporation, reasonably acceptable to the Subscription Receipt Trustee;

     (l) "DESIGNATED OFFICE" means the principal stock transfer office of the Subscription Receipt Trustee from time to time in the City of Calgary, Alberta;

     (m)  "ESCROW RELEASE CONDITIONS" means:

          (i) the Corporation has received all necessary regulatory (including applicable stock exchange approval) and other approvals to (A) the Subscription Receipt Offering and the issue of the ACOR Shares pursuant to the Issuance Rights, and (B) complete the Exchange;

          (ii) all conditions, undertakings and other matters to be satisfied, completed and otherwise met prior to the completion of the Exchange (substantially in accordance with the Share Exchange Agreement) have been satisfied, completed or otherwise met; and

          (iii) there is no material impediment, restriction or prohibition to the completion of the Exchange (on the terms and subject to the conditions contained in the Share Exchange Agreement) forthwith upon release from escrow hereunder of the Escrowed Funds to the Corporation;

     (n) "ESCROWED FUNDS" means up to $2,975,000, which amount is equal to the Issue Price multiplied by the number of Subscription Receipts sold at Closing;

     (o) "EXCHANGE" means the exchange between ACOR and the Newco Securityholders on a one-for-one basis pursuant to the Share Exchange Agreement;

     (p) "EXCHANGE DATE" means the date upon which the Escrow Release Conditions are satisfied and the Issuance Rights arise in favor of the Receiptholders;

     (q)  "FINRA" means the Financial Industry Regulatory Authority Inc.;

     (r) "IRREVOCABLE DIRECTION" means the written irrevocable direction of the Corporation, to be delivered to the Subscription Receipt Trustee pursuant to Section 3.3 herein, substantially in the form set forth in Schedule B hereto;

     (s) "ISSUANCE RIGHT" means, with respect to each Subscription Receipt, the right of the holder, or a transferee thereof, to be issued at the Issue Time, without payment of additional consideration or further action, an ACOR Share for each Subscription Receipt held on the Exchange Date, as provided in such right arising immediately if the Escrow Release Conditions are satisfied and the Closing Notice and the Irrevocable Direction have been delivered at or before the Termination Time or otherwise in accordance with this Agreement;

     (t)  "ISSUE PRICE" means the amount of US$0.35 per Subscription Receipt;

     (u) "ISSUE TIME" means the time on the Exchange Date when the Closing Notice and Irrevocable Direction are delivered to the Subscription Receipt Trustee;

     (v) "NEWCO SECURITYHOLDERS" means the securityholders of 1629518 Alberta Ltd., which are parties to the Share Exchange Agreement;

     (w)  "OTC BULLETIN BOARD" means the OTC Bulletin Board maintained by FINRA;

     (x) "RECEIPTHOLDERS" or "holders" means the persons who are registered owners of Subscription Receipts;

     (y) "RECEIPTHOLDERS' REQUEST" means an instrument, signed in one or more counterparts by Receipt holders holding, in the aggregate, not less than 25% of the Subscription Receipts then outstanding, requesting the Subscription Receipt Trustee to take some action or proceeding specified therein;

     (z) "REFUND DATE" means the third Business Day following the Termination Date;

     (aa) "REFUND RIGHT" means, with respect to each Subscription Receipt, the right of a Receiptholder to be reimbursed the Issue Price together with any interest earned thereon at the Refund Time, as provided in
          Section 3.4, such right arising immediately upon the occurrence of a Termination Event or otherwise in accordance with this Agreement;

     (bb) "REFUND TIME" means on or before 5:00 p.m. (Calgary time) on the Refund Date;

     (cc) "REGISTER" has the meaning set forth in Section 2.10(a) herein;

     (dd) "SEC" means the United States Securities and Exchange Commission;

     (ee) "SHARE EXCHANGE AGREEMENT" means the definitive share exchange agreement dated November 17, 2011 relating to the Exchange of shares between ACOR, Newco and the Newco Securityholders;

     (ff) "SHAREHOLDER" means a holder of record of one or more ACOR Shares;

     (gg) "SUBSCRIPTION RECEIPT CERTIFICATE" means a certificate evidencing Subscription Receipts substantially in the form attached hereto as Schedule A;

     (hh) "SUBSCRIPTION RECEIPT OFFERING" means the offering and sale by the Corporation of up to 8,500,000 Subscription Receipts at a price of US$0.35 per Subscription Receipt for aggregate offering proceeds of up to approximately US$2,975,000;

     (ii) "SUBSCRIPTION RECEIPT TRUSTEE" means Olympia Trust Company or its successors from time to time under this Agreement;

     (jj) "SUBSCRIPTION RECEIPTS" means the Subscription Receipts issued hereunder and from time to time outstanding hereunder, each Subscription Receipt evidencing the rights of Receipt holders under this Agreement, including the Issuance Right or the Refund Right, as the case may be;

     (kk) "SUBSIDIARY" has the meaning set forth in the BCBCA;

     (ll) "TERMINATION DATE" means February 29, 2012 or any earlier date on which a Termination Event occurs;

     (mm) "TERMINATION EVENT" has the meaning ascribed thereto in Section 3.4;

     (nn) "TERMINATION TIME" means 5:00 p.m. (Calgary time) on the Termination Date;

     (oo) "THIS AGREEMENT", "HEREIN", "HEREBY" and similar expressions mean and refer to this Subscription Receipt Agreement and any agreement or instrument supplemental hereto;

     (pp) "TRANSFER AGENT" means the Corporation;

     (qq) "U.S. PURCHASER" means a purchaser of Subscription Receipts that is:
          (i) a person located in the United States, or (ii) a person that was offered Subscription Receipts in the United States;

     (rr) "U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended;

     (ss) "U.S. SUBSCRIPTION RECEIPT CERTIFICATES" means the Subscription Receipt Certificates issued to U.S. Purchasers; and

     (tt) "WRITTEN REQUEST OF THE CORPORATION" and "CERTIFICATE OF THE CORPORATION" mean, respectively, a written request and certificate signed in the name of the Corporation by any two of its officers or directors and may consist of one or more instruments so executed.

A derivative of any defined word or phrase has the meaning appropriate to the derivation of the word or phrase.

1.2      HEADINGS

     The headings, the table of contents and the division of this Agreement into Articles and Sections are for convenience of reference only and do not affect the interpretation of this Agreement.

1.3      REFERENCES

     Unless otherwise specified in this Agreement:

     (a) references to Articles, Sections and Schedules are to Articles, Sections and Schedules in this Agreement;

     (b) references to Subsections are references to Subsections of the Section in which the reference appears; and

     (c) "HERETO", "HEREIN", "HEREBY", "HEREUNDER", "HEREOF" and similar expressions, without reference to a particular provision, refer to this Agreement.

1.4 CERTAIN RULES OF INTERPRETATION

     Unless other  wise specified in this Agreement:

     (a)  the singular includes the plural and vice versa;

     (b) gender references are to be read with such changes as may be required by the context;

     (c) "PERSON" includes any individual, firm, partnership, company, corporation, trust, trustee, government, governmental body, agency, instrumentality, unincorporated body of persons or association;

     (d) "IN WRITING" or "WRITTEN" includes printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception, including telecopy;

     (e) "INCLUDING", "INCLUDES" and "IN PARTICULAR" are used for illustration or emphasis only "and not to limit the generality of any preceding words, whether or not non-limiting language (such as "WITHOUT LIMITATION", "BUT NOT LIMITED TO" and similar expressions) is used with reference thereto;

     (f) reference to any statute, regulation or bylaw includes amendments, consolidations, re-enactments and replacements thereof and instruments and legislation thereunder; and

     (g) a derivative of any defined word or phrase has the meaning appropriate to the derivative of the word or phrase.

1.5 DAY NOT A BUSINESS DAY

     In the event that any day at or before which any action is required to be taken hereunder is not a Business Day, then such action is to be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.6      APPLICABLE LAW

     This Agreement and the Subscription Receipt Certificates are to be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and are to be treated in all respects as Alberta contracts or instruments.

1.7      CONFLICT

     In the event of a conflict or inconsistency between a provision in the body of this Agreement and in the Subscription Receipt Certificates issued hereunder, the provision in the body of this Agreement prevails to the extent of the inconsistency.

1.8      CURRENCY

     All dollars amounts expressed in this Agreement and in the Subscription Receipts are in lawful money of Canada and all payments required to be made hereunder and thereunder are to be made in Canadian dollars.

1.9      SEVERABILITY

     Each of the provisions in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction does not affect the validity or enforceability of any of the other provisions hereof.

                                   ARTICLE 2
                         ISSUE OF SUBSCRIPTION RECEIPTS

2.1      CREATION AND ISSUE OF SUBSCRIPTION RECEIPTS

     Upon Torys' receipt of the Escrowed Funds (on behalf of the Subscription Receipt Trustee):

     (a) Torys shall confirm receipt of the Escrowed Funds to the Subscription Receipt Trustee;

     (b) 8,500,000 Subscription Receipts evidencing the rights of Receiptholders under this Agreement, including Issuance Rights and Refund Rights are hereby created and authorized to be issued by the Corporation. The Subscription Receipt Trustee is hereby appointed registrar and transfer agent for the Subscription Receipts; and

     (c) At the written direction of the Corporation, the Subscription Receipt Trustee will execute, issue and deliver Subscription Receipt Certificates to the Receiptholders, registered in accordance with the instructions for such registration received from the Corporation and evidencing the number of Subscription Receipts each Receiptholder has purchased.

2.2 FORM AND TERMS OF SUBSCRIPTION RECEIPTS

     (a) The Subscription Receipt Certificates (including all replacements issued in accordance with this Agreement) are to be substantially in the form set out in Schedule A hereto, bear such legends and such distinguishing letters and numbers as the Corporation may, with the approval of the Subscription Receipt Trustee, prescribe, and are to be issuable in any denomination, excluding fractions. Without limiting the generality of the foregoing, all Subscription Receipt Certificates are to be endorsed with the following legend (unless any such certificate is issued after the applicable expiry date contemplated in such legend):

          "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i)JANUARY 20, 2012, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY."

     (b) The Subscription Receipt Trustee acknowledges that the Subscription Receipts and Common Shares issuable pursuant thereto have not been registered under the U.S. Securities Act or any state securities laws. Upon the original issuance thereof and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing any Subscription Receipt originally sold in the United States, and all certificates representing Common Shares issued upon the exercise of such Subscription Receipt in accordance with Article 3 hereof (and each Subscription Receipt Certificate and Common Share certificate issued in exchange therefore or in substitution or transfer thereof) shall bear the following legend (in addition to the legend set forth in Section 2.2(a), as applicable):

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF AUSTRALIAN-CANADIAN OIL ROYALTIES LTD. THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO AUSTRALIAN-CANADIAN OIL ROYALTIES LTD., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AFTER,

          IN THE CASE OF TRANSFERS UNDER CLAUSE (D), THE HOLDER HAS FURNISHED TO AUSTRALIAN-CANADIAN OIL ROYALTIES LTD. AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO AUSTRALIAN-CANADIAN OIL ROYALTIES LTD. TO SUCH EFFECT."

          provided, that if any such securities are being transferred or sold in compliance with the requirements of Rule 904 of Regulation S, the above legend may be removed by providing a declaration to the transfer agent for the Corporation to the following effect (or as the Corporation may prescribe from time to time), together with any other evidence, which may include, without limitation, an opinion of counsel of recognized standing, reasonably satisfactory to the Corporation to the effect that such legend is not required under the requirements of the U.S. Securities Act:

               The undersigned (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and (B) certifies that (1) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of Australian-Canadian Oil Royalties Ltd., (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange or any other "designated offshore securities market" and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any person acting on its behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities,
               (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the Securities
               Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities, and
               (6) the contemplated sale is not a transaction, or part of a series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration requirements of the Securities Act. Terms used herein have the meanings given to them by Regulation S.";

          and the Corporation shall use its reasonable best efforts to cause the registrar and transfer agent of the Corporation to remove the foregoing U.S. legend within three business days (excluding weekends and holidays) of receipt of the foregoing, as applicable.

          (c) Each Subscription Receipt authorized to be issued hereunder confers upon the holder thereof the rights of Receiptholders under this Agreement, including an Issuance Right and a Refund Right.

          (d) No fractional Subscription Receipts are to be issued or otherwise provided for hereunder.

2.3      RECEIPTHOLDER NOT A SHAREHOLDER

     Until the Issue Time, nothing in this Agreement or in the holding of a Subscription Receipt, evidenced by a Subscription Receipt Certificate or otherwise, confers or is to be construed as conferring upon a Receiptholder any right or interest whatsoever as a Shareholder, including, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation, or the right to receive dividends or other distributions.

2.4 SUBSCRIPTION RECEIPTS TO RANK PARI PASSU

     All Subscription Receipts rank pari passu, whatever may be the actual date of issue of same.

2.5      SIGNING OF SUBSCRIPTION RECEIPT CERTIFICATES

     The Subscription Receipt Certificates are to be signed by any director or officer of the Corporation. The signatures of such respective directors or officers may be mechanically reproduced in facsimile and Subscription Receipt Certificates bearing such facsimile signatures are as binding upon the Corporation as if they had been manually signed by such directors or officers. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Subscription Receipt Certificate as director or officer may no longer hold office at the date of such Subscription Receipt Certificate or at the date of certification or delivery thereof, any Subscription Receipt Certificate signed as aforesaid is, subject to Section 2.6, valid and binding upon the Corporation and the holder thereof is entitled to the benefits of this Agreement.

2.6      CERTIFICATION BY THE SUBSCRIPTION RECEIPT TRUSTEE

     (a) No Subscription Receipt Certificate is to be issued or, if issued, is valid for any purpose or entitles the holder to the benefit hereof until it has been countersigned by manual signature by or on behalf of the Subscription Receipt Trustee, and such counterpart signature by the Subscription Receipt Trustee upon any Subscription Receipt Certificate is conclusive evidence as against the Corporation that the Subscription Receipt Certificate so countersigned has been duly issued hereunder and that the holder is entitled to the benefits hereof.

     (b) The Subscription Receipt Trustee's counterpart signature on any Subscription Receipt Certificate issued hereunder is not to be construed as a representation or warranty by the Subscription Receipt Trustee as to the validity of this Agreement or the Subscription Receipt Certificate (except the due certification thereof) and the Subscription Receipt Trustee is in no respect liable or answerable for the use made of the Subscription Receipt Certificate or of the consideration therefor except as otherwise specified herein. The counterpart signature by or on behalf of the Subscription Receipt Trustee on the Subscription Receipt Certificate(s) constitutes a representation and warranty by the Subscription Receipt Trustee that the Subscription Receipt Certificate has been duly certified by or on behalf of the Subscription Receipt Trustee pursuant to the provisions of this Agreement.

2.7 ISSUE IN SUBSTITUTION FOR SUBSCRIPTION RECEIPT CERTIFICATES LOST, ETC.

     (a) If any Subscription Receipt Certificate is mutilated or lost, destroyed or stolen, the Corporation, subject to applicable law and compliance with paragraph (b) below, will issue and thereupon the Corporation and the Subscription Receipt Trustee will certify (by its counterpart signature) and deliver, a new Subscription Receipt Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Subscription Receipt Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Subscription Receipt Certificate. Every substituted Subscription Receipt Certificate is to be in a form approved by the Subscription Receipt Trustee, entitles the holder to the benefits hereof, and ranks equally in accordance with its terms with all other Subscription Receipt Certificates issued or to be issued hereunder. When a new Subscription Receipt Certificate has been issued in substitution for a Subscription Receipt Certificate which has been mutilated, lost, stolen or destroyed, only one of such certificates is counted for the purpose of determining the number of Subscription Receipts outstanding.

     (b) The applicant for the issue of a new Subscription Receipt Certificate pursuant to this Section 2.7 will bear the cost of the issue thereof and, in case of loss, destruction or theft will, as a condition precedent to the issue thereof, furnish to the Corporation and to the Subscription Receipt Trustee such evidence of ownership and of the loss, destruction or theft of the Subscription Receipt Certificate so lost, destroyed or stolen as is satisfactory to the Corporation and the Subscription Receipt Trustee, each in their sole discretion, and such applicant shall also be required to furnish an indemnity or security in amount and form satisfactory to the Corporation and the Subscription Receipt Trustee each in their sole discretion, and will pay the reasonable charges of the Corporation and the Subscription Receipt Trustee in connection therewith.

2.8      EXCHANGE OF SUBSCRIPTION RECEIPT CERTIFICATES

     (a) Subscription Receipt Certificates may, upon compliance with the reasonable requirements of the Subscription Receipt Trustee, be exchanged for another Subscription Receipt Certificate or Subscription Receipt Certificates entitling the holder thereto, in the aggregate, the same number of Subscription Receipts as represented by the Subscription Receipt Certificates so exchanged.

     (b) Subscription Receipt Certificates may be surrendered for exchange only at the Designated Office of the Subscription Receipt Trustee or at any other place that is designated by the Corporation with the approval of the Subscription Receipt Trustee.

2.9      CHARGES FOR EXCHANGE

     Except as otherwise herein provided, the Subscription Receipt Trustee may charge to the holder requesting an exchange, a reasonable sum for each new Subscription Receipt Certificate issued in exchange for Subscription Receipt Certificate(s), except that no such amount is to be charged against or payable by a Receiptholder during the 30 days after the Closing Date. Payment of such charges and reimbursement of the Subscription Receipt Trustee or the Corporation for any and all stamp taxes or governmental or other charges required to be paid will be made by such holder as a condition precedent to such exchange.

2.10     TRANSFER AND OWNERSHIP OF SUBSCRIPTION RECEIPTS

     (a) The Subscription Receipt Trustee will keep at its Designated Office a register in which it will enter and record: (i) the names and addresses of Receiptholders and particulars of the Subscription Receipts held by them; and (ii) all transfers of Subscription Receipts and the date and other particulars of each transfer (the "REGISTER"). This Register is to be at all reasonable times during the regular business hours of the Subscription Receipt Trustee open for inspection by the Receiptholders. The Subscription Receipts may only be transferred on the Register by the holder or his legal representatives or his attorney duly appointed by an instrument in writing. Upon surrender for registration of transfer of Subscription Receipts at the Designated Office of the Subscription Receipt Trustee, the Corporation will issue and thereupon the Subscription Receipt Trustee will certify and deliver a new Subscription Receipt Certificate of like tenor in the name of the designated transferee. If less than all the Subscription Receipts evidenced by a Subscription Receipt Certificate so surrendered are transferred, the transferor is entitled to receive, in the same manner, one or more new Subscription Receipt Certificates registered in his name evidencing the Subscription Receipts not transferred. However, notwithstanding the foregoing, the Subscription Receipt Trustee and the Corporation will cause a transfer of Subscription Receipts to be entered and recorded on the Register only upon:

          (i) payment to the Subscription Receipt Trustee of a reasonable sum for each new Subscription Receipt Certificate issued upon such transfer, and reimbursement of the Subscription Receipt Trustee or the Corporation for any and all stamp taxes or governmental or other charges required to be paid in respect of such transfer;

          (ii) if the Subscription Receipt Certificate tendered for transfer bears the legend set forth in Section 2.2(a) or 2.2(b), the transfer restrictions set forth in such legend shall be complied with; and

          (iii) such reasonable requirements as the Subscription Receipt Trustee may prescribe,

          in which case, the Subscription Receipt Trustee will duly note all such transfers in such Register and, within three Business Days thereafter, the Corporation and the Subscription Receipt Trustee will sign a Subscription Receipt Certificate representing the transferred Subscription Receipts registered in the name of the transferee, as holder, and cause such certificate to be sent to the such holder at the address shown in the Register.

     (b) The Corporation and the Subscription Receipt Trustee may deem and treat the registered holder of any Subscription Receipt Certificate or, in the case of a transferee who has surrendered a Subscription Receipt Certificate in accordance with and as contemplated in this
          Section 2.10, such transferee, as the absolute owner of the Subscription Receipt represented thereby for all purposes, and the Corporation and the Subscription Receipt Trustee are not affected by any notice or knowledge to the contrary except where the Corporation or the Subscription Receipt Trustee is required to take notice by statute or by order of a court of competent jurisdiction.

     (c) Neither the Corporation nor the Subscription Receipt Trustee is bound to inquire into the title of a Receiptholder who surrenders a Subscription Receipt Certificate hereunder, or otherwise, except where the Corporation or the Subscription Receipt Trustee is required to take notice by statute or by order of a court of competent jurisdiction;

     (d) The Register in respect of Subscription Receipts will be closed at 5:00 p.m. (Calgary time) at the Designated Office, on the earlier to occur of the Exchange Date and the Termination Date (subject to settlement).

     (e) Subject to the provisions of this Agreement and applicable law, a Receiptholder is entitled to the rights and privileges attaching to the Subscription Receipts free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate holder thereof. The delivery of ACOR Shares by the Subscription Receipt Trustee in satisfaction of the Issuance Right or, in satisfaction of the Refund Right, the payment of the Issue Price per Subscription Receipt together with interest earned thereon to but not including the Refund Date as soon as practicable, all in accordance with the terms and conditions herein, will discharge all responsibilities of the Corporation and the Subscription Receipt Trustee with respect to such Subscription Receipts and neither the Corporation nor the Subscription Receipt Trustee will be bound to inquire into the title of a Receiptholder who surrenders a Subscription Receipt Certificate.

2.11 ESCROWED FUNDS TO BE PLACED IN ESCROW / ROLE OF TORYS

     Upon the issuance of Subscription Receipts, the Escrowed Funds will be held by Torys, on behalf of the Subscription Receipt Trustee to be held, invested and reinvested pursuant to the terms hereof.

     Notwithstanding any other provision set out herein, the parties hereto agree that Torys shall hold all of the Escrowed Funds on behalf of the Subscription Receipt Trustee in accordance with the terms of this Agreement. Torys hereby undertakes and agrees that it shall not pay out any of the Escrowed Funds unless directed by the Subscription Receipt Trustee in writing. The Subscription Receipt Trustee hereby agrees to cause Torys to hold the Escrowed Funds in accordance with this Agreement and to only disburse and deal with such funds as herein provided.

     For greater certainty, any references herein to the Subscription Receipt Trustee holding the Escrowed Funds shall be deemed to mean Torys holding such Escrowed Funds on behalf of the Subscription Receipt Trustee. Any reference to the Subscription Receipt Trustee taking any action with respect to the Escrowed Funds shall be deemed to mean that the Subscription Receipt Trustee will direct Torys to take such actions on behalf of the Subscription Receipt Trustee. As Torys is holding the Escrowed Funds and only investing or disbursing such funds upon the written direction of the Subscription Receipt Trustee, the parties hereto agree that Torys shall not incur any liability with respect to this Agreement provided it holds the Escrowed Funds on behalf of the Subscription Receipt Trustee and only releases or invests such funds upon receiving written direction from the Subscription Receipt Trustee. Further, in addition to the above, Torys shall be entitled to all indemnities and limitations of liability afforded to the Subscription Receipt Trustee set out herein.

2.12 ISSUANCE RIGHT AND REFUND RIGHT

     Each Receiptholder has in respect of the Issuance Right or the Refund Right, as the case may be, a claim against the Corporation to be: (i) issued one ACOR Share for each Subscription Receipt held, if the Issuance Right arises in favor of the Receiptholder, or (ii) reimbursed an amount equal to the Issue Price for each Subscription Receipt held by such holder, plus any interest accrued or earned and payable thereon if the Refund Right arises in favor of the Receiptholder.

2.13     LIQUIDATION OR BANKRUPTCY OF THE CORPORATION

     Until the Issuance Right or the Refund Right arises, a Receiptholder is not entitled to assert a claim against the Corporation pursuant to Section 2.12 unless, prior to the Exchange Date or the Refund Date, as the case may be: (i) the Corporation makes a general assignment for the benefit of creditors; (ii) any proceeding is instituted by the Corporation, seeking relief on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; (iii) any proceeding is instituted by the Corporation, seeking appointment of a receiver, receiver and manager, trustee, custodian or similar official for it or any substantial part of its property and assets; or
(iv) the Corporation takes any action to authorize any of the actions set forth above, in which event the right of each holder of Subscription Receipts to exercise the Issuance Right or the Refund Right terminates and such holder is entitled to assert his claim against the Corporation, referred to in Section
2.12 in respect of each Subscription Receipt, at such holder's election, as if the Issuance Right or the Refund had arisen in favor of the holder and the holder is deemed to have exercised his Issuance Rights or Refund Rights in accordance with his election.

2.14     RELIANCE BY THE SUBSCRIPTION RECEIPT TRUSTEE

     The Subscription Receipt Trustee has no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue, exercise or transfer of any Subscription Receipts (or the Issuance Right comprising part thereof) or ACOR Share issuable upon the exercise thereof provided such issue, exercise or transfer, as the case may be, is effected in accordance with the terms of this Agreement. The Subscription Receipt Trustee is entitled to process all proffered transfers and exercises of Subscription Receipts upon the presumption that such transfers or exercises are permissible pursuant to all applicable laws and regulatory requirements. The Subscription

Receipt Trustee may assume for the purposes of this Agreement that any address on the Register is the holder's actual address and is also determinative as to residency and that the address of any transferee to whom any ACOR Share are to be registered, as shown on the transfer document, is the transferee's residency. The Subscription Receipt Trustee has no obligation to ensure that the legends appearing on the Subscription Receipts Certificates or ACOR Shares comply with regulatory requirements or securities laws of any applicable jurisdiction.

2.15     CANCELLATION OF SURRENDERED SUBSCRIPTION RECEIPT CERTIFICATES

     All Subscription Receipt Certificates surrendered to or received by the Subscription Receipt Trustee pursuant to Sections 2.8 or 2.10 are to be returned to or received by the Subscription Receipt Trustee for cancellation and, if required by the Corporation, the Subscription Receipt Trustee will furnish the Corporation with a cancellation certificate identifying the Subscription Receipt Certificates so cancelled and the number of Subscription Receipts evidenced thereby.

                                   ARTICLE 3
                 SATISFACTION OF ISSUANCE RIGHT OR REFUND RIGHT

3.1      NOTICE OF SATISFACTION OF ESCROW RELEASE CONDITIONS

     (a) If the Escrow Release Conditions are satisfied at or before the Termination Time, the Corporation will concurrently deliver the Closing Notice and the Irrevocable Direction to the Subscription Receipt Trustee and the Transfer Agent. In addition, the Corporation will, as soon as practicable, issue a press release disclosing the Exchange Date, the date on which the transfer register for the Subscription Receipts closes, and that the ACOR Shares are to be issued to Receiptholders following the Exchange Date within the time set forth in this Agreement.

     (b) Upon receipt of the Closing Notice and the Irrevocable Direction, the Subscription Receipt Trustee shall direct Torys in writing to release the Escrowed Funds to the Corporation.

3.2 ISSUE OF ACOR SHARES

     (a) If the Escrow Release Conditions are satisfied and the Closing Notice and the Irrevocable Direction are delivered to the Subscription Receipt Trustee and the Transfer Agent at or before the Termination
          Time:

          (i) the Issuance Right is deemed to have been exercised and the ACOR Shares are deemed to be automatically issued at the Issue Time; and

          (ii) the holder of a Subscription Receipt (or a transferee thereof if all applicable transfer requirements, other than registration, have been satisfied) is automatically entitled from and after the Issue Time to a certificate with respect to the ACOR Shares issued in registered form without payment of additional consideration or any further action on the part of the Receiptholder.

     (b) All certificates representing the ACOR Shares so issued are to be endorsed with the legends in accordance with the Agreement and the applicable Subscription Receipt Certificate(s).

     (c) Effective immediately after the deemed exercise of the Issuance Right as contemplated in Subsection 3.2(a), and after the Transfer Agent has mailed or caused to be mailed or delivered the certificates representing the ACOR Shares the Issuance Right is satisfied and the Subscription Receipts relating thereto are void and of no value or further effect.

3.3      DELIVERY OF IRREVOCABLE DIRECTION AND RELEASE OF FUNDS

     If the Escrow Release Conditions are satisfied and the delivery of the Closing Notice and the Irrevocable Direction by the Corporation to the Subscription Receipt Trustee occur at or before the Termination Time, the Subscription Receipt Trustee will as soon as practicable direct Torys in writing to release to the Corporation, or as directed by the Corporation, the full amount of the Escrowed Funds, together with any interest earned thereon.

3.4 REIMBURSEMENT PURSUANT TO REFUND RIGHT

     (a)  If prior to the Termination Time:

          (i)  the Escrow Release Conditions are not satisfied;

          (ii) the Exchange does not become effective;

          (iii) the Exchange or the Share Exchange Agreement is terminated; or

          (iv) the Corporation has announced to the public that it does not intend to proceed with the Exchange or the transactions contemplated by the Acquisition Agreement,

          (the earliest of such events being referred to herein as a "TERMINATION EVENT"), the Corporation will, as soon as practicable thereafter, notify the Subscription Receipt Trustee thereof and the Corporation will issue a press release. At the Refund Time, the Receiptholders, as shown on the Register on the Refund Date, cease to be entitled to all rights attaching thereto with the exception of the Refund Right.

     (b) Upon the occurrence of the Termination Event, each Receiptholder, as shown on the Register on the Refund Date, is deemed to have elected (without further action) to exercise the Refund Right whereupon the Corporation and the Subscription Receipt Trustee will forthwith cause the payment obligation under the Refund Right to be satisfied and discharged. The amount to be paid to each Receiptholder pursuant to the Refund Right is to be satisfied and discharged out of the Escrowed Funds and include any accrued or earned interest thereon, calculated for each such Receiptholder as the product of (i) the amount of any of the interest earned on the Escrowed Funds from and including the Closing Date to, but excluding the Refund Date, multiplied by (ii) a fraction, of which the numerator is the number of Subscription Receipts held by such Receiptholder and the denominator is the aggregate number of Subscription Receipts outstanding as at the Refund Time. Interest paid in such amount is deemed for all purposes to be interest earned by and on behalf of the Receiptholder.

     (c) The obligation to make the payment of the amounts specified in Subsection 3.4(a) and (b) is to be satisfied and discharged by Torys effecting a wire transfer payable to the registered holder of the Subscription Receipt.

     (d) Upon the wire transfer as provided in Subsection 3.4(c) all rights evidenced by the Subscription Receipts relating are satisfied and such Subscription Receipts are void and of no value or further effect.

     (e) Subject to applicable law, if any holders of Subscription Receipts (or transferees thereof) have not, for any reason, notified the Corporation or the Subscription Receipt Trustee in order to obtain payment under a Refund Right which has not been previously received within six years of the Refund Date or Termination Date all remaining funds held by the Subscription Receipt Trustee (or by Torys on behalf of the Subscription Receipt Trustee) hereunder may be paid by the Subscription Receipt Trustee (or Torys) to the Corporation.

     (f) Immediately after the Issue Time or the Refund Time, as the case may be, all Subscription Receipt Certificates which prior to such time represented Subscription Receipts are deemed to be cancelled and of no further force or effect, without any further action by or on behalf of the Corporation or the Subscription Receipt Trustee and whether or not the Subscription Receipt Trustee has received any of such certificates for cancellation.

                                   ARTICLE 4
                                 ESCROWED FUNDS

4.1 SEGREGATION OF ESCROWED FUNDS

     The Escrowed Funds received by the Subscription Receipt Trustee (or by Torys on behalf of the Subscription Receipt Trustee), together with interest earned thereon, and any securities or other instruments received by the Subscription Receipt Trustee (or by Torys on behalf of the Subscription Receipt Trustee) upon the investment or reinvestment of such Escrowed Funds, are received as agent and trustee for the Corporation and the Receiptholders, and the Subscription Receipt Trustee (or by Torys on behalf of the Subscription Receipt Trustee) will keep the Escrowed Funds and any interest earned thereon segregated and kept apart, subject to the conditions herein.

                                   ARTICLE 5
                           INVESTMENT OF ESCROW FUNDS

5.1      SUBSCRIPTION RECEIPT TRUSTEE

     Upon receipt of a direction from the Corporation, the Subscription Receipt Trustee shall cause Torys to invest the Subscription Receipt Trustee funds in Authorized Investments in its name in accordance with such direction. Any direction from the Corporation to the Subscription Receipt Trustee shall be in writing and shall be provided to the Subscription Receipt Trustee no later than 9:00 a.m. on the day on which the investment is to be made. Any such direction received by the Subscription Receipt Trustee after 9:00 a.m. (Calgary time) or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. (Calgary time) the next Business Day. Any direction from the Corporation for the release of the Escrow Funds must be received prior to 10:00 a.m. (Calgary time) on the day on which the release of funds is to be made. Any such direction for the release of funds received after 11:00 a.m. (Calgary time) or on a non-Business Day, will be handled on a commercially reasonable efforts basis and may result in escrow funds being released on the next Business Day. For the purpose hereof, "AUTHORIZED INVESTMENTS" means short term interest bearing or discount debt obligations of, or issued or guaranteed by, the Government of Canada or a province of Canada or a Canadian chartered bank provided that such obligation is rated at least R1 (high) by DBRS Inc. or an equivalent rating service.

     If at any time the Escrowed Funds include cash that is not invested and the Corporation has not provided directions to the Subscription Receipt Trustee to invest such cash, the Subscription Receipt Trustee shall direct Torys to deposit all such uninvested cash in an account, a term deposit or guaranteed investment certificates of a Canadian chartered bank, having either no fixed term or no irrevocable term and which pays interest on the daily balance. Neither the Subscription Receipt Trustee nor Torys shall have any liability with respect to any loss in value of investments as permitted to be made hereunder. In making any payment, neither the Subscription Receipt Trustee nor Torys shall be liable for any loss sustained from early termination of an investment if such termination is required to make a payment hereunder.

5.2 INTEREST ON ESCROWED FUNDS

     Interest, if any, accruing on any Escrowed Funds accrues to the benefit of, and will be disbursed by the Subscription Receipt Trustee (or by Torys on behalf of the Subscription Receipt Trustee) in accordance with the provisions of this Agreement to the Corporation, if the Issuance Rights are deemed to have been exercised, or the Receiptholders, if the Refund Rights are deemed to have been exercised.

                                   ARTICLE 6
                    RIGHTS OF THE CORPORATION AND COVENANTS

6.1 OPTIONAL PURCHASES BY THE CORPORATION

     Subject to compliance with applicable laws, the Corporation may from time to time purchase by private contract or otherwise any of the Subscription Receipts. Any such purchase may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine.

6.2 GENERAL COVENANTS OF THE CORPORATION

     (a) The Corporation covenants with the Subscription Receipt Trustee that so long as any Subscription Receipts remain outstanding:

          (i) it will reserve and keep available a sufficient number of ACOR Shares for the purpose of enabling it to satisfy its obligations to issue ACOR Shares upon the deemed exercise of the Subscription Receipts;

          (ii) it will cause the ACOR Shares and the certificates representing the ACOR Shares from time to time acquired pursuant to the deemed exercise of the Subscription Receipts to be duly issued and delivered in accordance with this Agreement and the Subscription Receipt Certificate(s);

          (iii) all ACOR Shares issued pursuant to the Subscription Receipts will be fully paid and non-assessable;

          (iv) it will use reasonable commercial efforts to maintain its corporate existence and carry on its business in the ordinary course;

          (v) it will make all requisite filings under applicable Canadian securities legislation;

          (vi) it will use its reasonable commercial efforts to ensure that the outstanding ACOR Shares are listed and posted for trading on the OTCBB; and

          (vii) generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Agreement.

     (b) In addition, the Corporation covenants with the Subscription Receipt Trustee, that, from the date hereof to the earlier of the date that the Issuance Right or the Refund Right occurs it will not do any of the following:

          (i) subdivide or redivide the outstanding ACOR Shares into a greater number of shares;

          (ii) reduce, combine or consolidate the outstanding ACOR Shares into a smaller number of shares;

          (iii) issue ACOR Shares to holders of all or substantially all of the outstanding ACOR Shares by way of a dividend or distribution;

          (iv) fix a record date for the making of a distribution to all or substantially all the holders of its outstanding ACOR Shares of:
               (i) shares of any class other than ACOR Shares and other than shares distributed to holders of ACOR Shares who have elected to receive dividends in the form of such shares in lieu of dividends paid in the ordinary course; or (ii) rights, options or warrants entitling holders to subscribe for or purchase ACOR Shares or securities convertible into ACOR Shares;

          (v) it will not sell all or substantially all of the properties or assets of the Corporation to any other person; or

          (vi) declare or pay any dividend.

6.3      SUBSCRIPTION RECEIPT TRUSTEE'S REMUNERATION AND EXPENSES

     The Corporation covenants that it will pay to the Subscription Receipt Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Subscription Receipt Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Subscription Receipt Trustee in the administration or execution of this Agreement (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Subscription Receipt Trustee hereunder are finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Subscription Receipt Trustee's gross negligence, willful misconduct or fraud.

6.4      PERFORMANCE OF COVENANTS BY SUBSCRIPTION RECEIPT TRUSTEE

     If the Corporation fails to perform any of its covenants contained in this Agreement and the Subscription Receipt Trustee has notified the Corporation of such failure to perform and such failure remains unremediated, the Subscription Receipt Trustee may notify the Receiptholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but is under no obligation to perform covenants or to notify the Receiptholders of such performance by it. All sums expended or advanced by the Subscription Receipt Trustee in so doing are repayable as provided in
Section 6.3. No such performance, expenditure or advance by the Subscription Receipt Trustee relieves the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

6.5      ACCOUNTING

     The Subscription Receipt Trustee will maintain accurate books, records and accounts of the transactions effected or controlled by the Subscription Receipt Trustee hereunder and the receipt, investment, reinvestment and disbursement of the Escrowed Funds, together with interest earned thereon, if any, and will provide to the Corporation records and statements thereof periodically upon request.

6.6 PAYMENTS BY SUBSCRIPTION RECEIPT TRUSTEE

     If any funds to be disbursed by the Subscription Receipt Trustee in accordance herewith are received by the Subscription Receipt Trustee (or by Torys on behalf of the Subscription Receipt Trustee) in the form of an uncertified cheque or cheques, the Subscription Receipt Trustee or Torys, as applicable, are entitled to delay the time for disbursement of such funds hereunder until such uncertified cheque or cheques have cleared in the ordinary course by the financial institution upon which the same are drawn. The Subscription Receipt Trustee and Torys will disburse monies according to this Agreement only to the extent that monies have been deposited with it.

6.7      INDEMNITY OF RECEIPTHOLDERS

     The Corporation agrees to indemnify the Receiptholders for, and hold each of them harmless against, any loss, liability, claim, damage or expense imposed on, or incurred by, any of them as a result of a breach by the Subscription Receipt Trustee or Torys of its obligations under this Agreement, including the failure of the Subscription Receipt Trustee or Torys to refund the Issue Price, together with interest earned thereon, to the Receiptholders pursuant to the provisions of Sections 3.2 and 3.4 as the case may be. The indemnity provided for in this Section 6.7 survives any termination of this Agreement, or the resignation or replacement of the Subscription Receipt Trustee.

                                   ARTICLE 7
                                  ENFORCEMENT

7.1      SUITS BY RECEIPTHOLDERS

     Subject to Section 8.11, a Receiptholder may enforce all or any of the rights conferred upon the Receiptholder by any of the terms of the Subscription Receipt Certificates or of this Agreement, or of both, by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Subscription Receipt Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Receiptholders.

7.2      IMMUNITY OF SHAREHOLDERS

     The Subscription Receipt Trustee and, by the acceptance of the Subscription Receipts and as part of the consideration for the issue of the Subscription Receipts, the Receiptholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future, Shareholder, director, officer, employee or agent of the Corporation or any successor person for the issue of any ACOR Shares pursuant to the corresponding Subscription Receipts or on any covenant, agreement, representation or warranty by the Corporation herein or in the Subscription Receipt Certificate(s).

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7.3      LIMITATION OF LIABILITY

     The obligations hereunder are not personally binding upon, nor is resort hereunder to be had to the private property of, any of the past, present or future securityholders of the Corporation, or any successor person or any of the past, present or future directors, officers, employees or agents, of the Corporation, or any successor person, but only the property of the Corporation or any successor person is bound in respect hereof.

                                   ARTICLE 8
                           MEETINGS OF RECEIPTHOLDERS

8.1 RIGHT TO CONVENE MEETING

     The Subscription Receipt Trustee or the Corporation may at any time and from time to time, and the Subscription Receipt Trustee will, on receipt of a written request of the Corporation or a Receiptholders' Request and upon being funded and indemnified to its reasonable satisfaction by the Corporation or by the Receiptholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Receiptholders. If the Subscription Receipt Trustee fails within 10 days after receipt of any such request and such funding and indemnity to give notice convening a meeting, the Corporation or such Receiptholders, as the case may be, may convene such meeting. Every such meeting is to be held in the City of Calgary or at such other place as may be approved or determined by the Subscription Receipt Trustee.

8.2      NOTICE OF MEETINGS

     To validly convene a meeting of Receiptholders, at least 10 days' notice of any meeting is to be given to the Receiptholders in the manner provided in
Section 11.1 and a copy of such notice is to be sent by post to the Subscription Receipt Trustee, unless the meeting has been called by it. To be valid for the purposes hereof, such notice must: (a) state the time when and the place in Calgary, Alberta where the meeting is to be held; (b) state briefly the general nature of the business to be transacted thereat; and (c) contain such information as is reasonably necessary to enable the Receiptholders to make an informed decision on the matter, but it is not necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give valid notice of a meeting to any holder of Subscription Receipts does not invalidate any resolution passed at any such meeting. A Receiptholder may waive notice of a meeting either before or after the meeting.

8.3      CHAIR

     A person, who need not be a Receiptholder, nominated in writing by the Subscription Receipt Trustee is to be chair of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Receiptholders present in person or by proxy will choose another person present to be chair.

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



8.4      QUORUM

     Subject to the provisions of Section 8.12, at any meeting of the Receiptholders a quorum consists of Receiptholders present in person or by proxy and representing at least 10% of the outstanding Subscription Receipts. If a quorum of the Receiptholders is not present within 30 minutes after the time fixed for holding any meeting, the meeting, if summoned by the Receiptholders or pursuant to a request of the Receiptholders, is be dissolved; but in any other case the meeting is adjourned to the same day in the next week (unless such day is not a Business Day in which case it is adjourned to the next following Business Day thereafter) at the same time and place and no notice need be given in respect of such adjourned meeting. At the adjourned meeting, the Receiptholders present in person or by proxy constitute and form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 10% of the outstanding Subscription Receipts. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business is to be transacted at any meeting unless the required quorum be present at the commencement of business.

8.5      POWER TO ADJOURN

     The chair of any meeting at which a quorum of the Receiptholders is present may, with the consent of the holders of a majority of the Subscription Receipts represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6      SHOW OF HANDS

     Every question submitted to a meeting is to be decided, subject to Section 8.7, in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chair that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority is conclusive evidence of the fact. The chair of any meeting is entitled, both on a show of hands and on a poll, to vote in respect of the Subscription Receipts, if any, held by him or her.

8.7      VOTING BY POLL

     On every Extraordinary Resolution (as defined in Section 8.12), and on any other question submitted to a meeting, when demanded by the chair or by one or more Receiptholders or proxies for Receiptholders, a poll is to be taken in such manner and either at once or after an adjournment as the chair directs. Questions other than Extraordinary Resolutions are to be decided, if a poll be taken, by the votes of the holders of a majority of the Subscription Receipts represented at the meeting and voted on the poll.

8.8      VOTING

     On a show of hands, every person who is present and entitled to vote, whether as a Receiptholder or as proxy for one or more Receiptholders (duly appointed by a written instrument) or both, has one vote. On a poll, each Receiptholder present in person or represented by a proxy duly appointed by an instrument in writing is entitled to one vote in respect of each Subscription Receipt of which he is then the holder. A proxy need not be a Receiptholder. In the case of joint holders of a Subscription Receipt, any one of them present in person or represented by proxy at the meeting may vote in the absence of the other or others but if more than one of them be present in person or by proxy, they will vote together in respect of the Subscription Receipts of which they are joint holders.

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8.9      REGULATIONS

     The Subscription Receipt Trustee, or the Corporation with the approval of the Subscription Receipt Trustee, may from time to time make and from time to time vary or revoke such regulations as it thinks fit providing for and governing:

     (a) the form of the instrument appointing a proxy, which is to be in writing, and the manner in which the same is to executed and the production of the authority of any person signing on behalf of a Receiptholder;

     (b) the deposit of instruments appointing proxies at such place as the Subscription Receipt Trustee, the Corporation or the Receiptholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited;

     (c) the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, emailed or otherwise sent electronically before the meeting to the Corporation or to the Subscription Receipt Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

     (d) the convening of meetings of Receiptholders, generally, and the conduct of business thereat.

Any regulations so made are binding and effective and the votes given in accordance therewith are valid and are to be counted. Save as such regulations may provide, the only persons who will be recognized at any meeting as the holders of any Subscription Receipts, or as entitled to vote or be present at the meeting in respect thereof, are Receiptholders and any person whom a Receiptholder has by instruments in writing duly appointed as the Receiptholder's proxies.

8.10 PERSONS ENTITLED TO ATTEND MEETINGS

     The Corporation and the Subscription Receipt Trustee, by their respective officers, employees, and directors, and the legal advisors of the Corporation, the Subscription Receipt Trustee or any Receiptholder may attend any meeting of the Receiptholders, but have no vote as such.

8.11     POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

     In addition to the powers conferred upon them by any other provisions of this Agreement or by law, the Receiptholders, at a meeting, have the following powers exercisable from time to time by Extraordinary Resolution (as defined below), subject, if applicable, to the approval of the OTCBB:

     (a) to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Receiptholders or rights or obligations of the Subscription Receipt Trustee in its capacity as Subscription Receipt Trustee hereunder on behalf of the Receiptholders against the Corporation or against its property and assets or any part thereof, whether such rights arise under this Agreement or the Subscription Receipt Certificate(s) or otherwise;

     (b) to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Receiptholders;

     (c) to direct or to authorize the Subscription Receipt Trustee to enforce any of the covenants on the part of the Corporation contained in this Agreement or the Subscription Receipt Certificate(s) or to enforce any of the rights of the Receiptholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

     (d) to waive, and to direct the Subscription Receipt Trustee to waive, any default on the part of the Corporation in complying with any provisions of this Agreement or the Subscription Receipt Certificate(s) either unconditionally or upon any conditions specified in such Extraordinary Resolution;

     (e) to restrain any Receiptholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Agreement or the Subscription Receipt Certificate(s) or to enforce any of the rights of the Receiptholders;

     (f) to direct any Receiptholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Receiptholder in connection therewith;

     (g) to assent to any change in or omission from the provisions contained in the Subscription Receipt Certificate(s) and this Agreement or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Subscription Receipt Trustee to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

     (h) to assent to any modification of the articles of the Corporation in circumstances where, had the ACOR Shares issuable pursuant to the Subscription Receipts then been outstanding, an extraordinary resolution of the holders of ACOR Shares would have been required;

     (i) with the consent of the Corporation (such consent not to be unreasonably withheld), to remove the Subscription Receipt Trustee or its successors in office and to appoint a replacement; and

     (j) to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise and with holders of any shares or other securities of the Corporation.

8.12 MEANING OF EXTRAORDINARY RESOLUTION

     (a) The expression "EXTRAORDINARY RESOLUTION" when used in this Agreement means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Receiptholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the Subscription Receipts then outstanding are present in person or by proxy and passed by the favorable votes of the holders of not less than 66 2/3% of the Subscription Receipts represented at the meeting and voted on a poll upon such resolution.

     (b) If, at any such meeting, the holders of not less than 25% of the Subscription Receipts outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Receiptholders, is dissolved; but in any other case, the meeting stands adjourned to such date, being not less than 14 nor more than 30 days later, and to such place and time as may be appointed by the chair. Not less than seven days' notice is to be given of the time and place of such adjourned meeting in the manner provided in Section 11.1. To be valid for the purposes hereof, such notice must state that at the adjourned meeting the Receiptholders present in person or by proxy will constitute a quorum. At the adjourned meeting, the Receiptholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Subsection (a) of this Section is an Extraordinary Resolution within the meaning and for the purposes of this Agreement, notwithstanding that the holders of less than 25% of the Subscription Receipts then outstanding is not present in person or by proxy at such adjourned meeting.

     (c) To be valid for the purposes hereof, such votes on an Extraordinary Resolution must always be given on a poll and no demand for a poll on an Extraordinary Resolution is necessary.

8.13 POWERS CUMULATIVE

     It is hereby declared and agreed that any one or more of the powers in this Agreement stated to be exercisable by the Receiptholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time does not and is not to be deemed to exhaust the rights of the Receiptholders to exercise the same or any other such power or powers thereafter from time to time.

8.14 MINUTES

     Minutes of all resolutions and proceedings at every meeting as aforesaid are to be made and duly entered in books to be from time to time provided for that purpose by the Subscription Receipt Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chair of the meeting at which such resolutions were passed or proceedings had, or by the chair of the next succeeding meeting of the Receiptholders, are prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes have been made, is deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

8.15 INSTRUMENTS IN WRITING

     All actions which may be taken and all powers that may be exercised by the Receiptholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2/3% of the outstanding Subscription Receipts, by an instrument in writing signed in one or more counterparts and the expression "Extraordinary Resolution" when used in this Agreement include an instrument so signed.

8.16 BINDING EFFECT OF RESOLUTIONS

     Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Receiptholders is binding upon all the Receiptholders, whether present at or absent from such meeting, and every instrument in writing signed by Receiptholders in accordance with Section
8.15 is binding upon all the Receiptholders, whether signatories thereto or not, and each and every Receiptholder and the Subscription Receipt Trustee is bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

8.17 EVIDENCE OF RIGHTS OF RECEIPTHOLDERS

     Any request, direction, notice, consent or other instrument which this Agreement may require or permit to be signed or executed by the Receiptholders, including a Receiptholders' Request, may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Receiptholders in person or by attorney duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such attorney or (subject to the provisions of this Article with regard to voting at meetings of Receiptholders) of the holding by any person of Subscription Receipts is sufficient for any purpose of this Agreement if made in the following manner, namely, the fact and date of execution by any person of such request or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the person signing such request or other instrument in writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Subscription Receipt Trustee may consider adequate.

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8.18 HOLDINGS BY CORPORATION DISREGARDED

     In determining whether Receiptholders holding the required number of Subscription Receipts are present at a meeting of Receiptholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Receiptholders' Request or other action under this Agreement, Subscription Receipts owned legally or beneficially by the Corporation or any affiliate of the Corporation are to be disregarded in accordance with the provisions of Section 11.6.

                                   ARTICLE 9
                            SUPPLEMENTAL AGREEMENTS

9.1      PROVISION FOR SUPPLEMENTAL AGREEMENTS FOR CERTAIN PURPOSES

     From time to time the Corporation and the Subscription Receipt Trustee may, subject to the provisions hereof and receipt of the approval of the OTCBB, if applicable, and they will, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers or proper authorized persons, agreements supplemental hereto, which thereafter form part hereof, for any one or more or all of the following purposes:

     (a) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Subscription Receipt Trustee (based on the opinion of Counsel) prejudicial to the interests of the Receiptholders;

     (b)  giving effect to any Extraordinary Resolution passed as provided in
          Article 8;

     (c) making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Subscription Receipt Trustee (based on the opinion of Counsel), prejudicial to the interests of the Receiptholders;

     (d) adding to or altering the provisions hereof in respect of the transfer of Subscription Receipts, making provision for the exchange of Subscription Receipt Certificates, and making any modification in the form of the Subscription Receipt Certificates which does not affect the substance thereof;

     (e) modifying any of the provisions of this Agreement, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief is or becomes operative or effective only if, in the opinion of the Subscription Receipt Trustee (based on the opinion of Counsel), such modification or relief in no way prejudices any of the rights of the Receiptholders or the Subscription Receipt Trustee, and provided further that the Subscription Receipt Trustee may in its sole discretion decline to enter into any such supplemental agreement which in its opinion may not afford adequate protection to the Subscription Receipt Trustee when the same becomes operative or effective; and

     (f) for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Subscription Receipt Trustee (based on the opinion of Counsel), the rights of the Subscription Receipt Trustee and of the Receiptholders are in no way prejudiced thereby.

                                   ARTICLE 10
                  CONCERNING THE SUBSCRIPTION RECEIPT TRUSTEE


10.1 APPLICABLE LEGISLATION

     (a) In regard to the Subscription Receipt Trustee, if and to the extent that any provision of this Agreement limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement prevails.

     (b) The Corporation and the Subscription Receipt Trustee agree that each will, at all times in relation to this Agreement and any action to be taken hereunder, observe and comply with and is entitled to the benefits of Applicable Legislation.

10.2 RIGHTS AND DUTIES OF SUBSCRIPTION RECEIPT TRUSTEE

     (a) In the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Subscription Receipt Trustee will exercise that degree of care, diligence and skill that a reasonably prudent Subscription Receipt Trustee or trustee, as applicable, would exercise in comparable circumstances. No provision of this Agreement is to be construed to relieve the Subscription Receipt Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct or fraud.

     (b) The obligation of the Subscription Receipt Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Subscription Receipt Trustee or the Receiptholders hereunder is conditional upon the Receiptholders furnishing, when required by notice from the Subscription Receipt Trustee, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Subscription Receipt Trustee to protect and to hold harmless the Subscription Receipt Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Agreement require the Subscription Receipt Trustee to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.

     (c) The Subscription Receipt Trustee may, before commencing any action or proceeding, or at any time during the continuance of any such action or proceeding, require the Receiptholders at whose instance it is acting to deposit with the Subscription Receipt Trustee the Subscription Receipts held by them, for which Subscription Receipts the Subscription Receipt Trustee will issue receipts.

     (d) Every provision of this Agreement that by its terms relieves the Subscription Receipt Trustee of liability or entitles it to act and rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, of this Section 10.2 and of Section 10.3.

10.3 EVIDENCE, EXPERTS AND ADVISORS

     (a) In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Corporation will furnish to the Subscription Receipt Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Subscription Receipt Trustee may reasonably require by written notice to the Corporation.

     (b) In the exercise of its rights and duties hereunder, the Subscription Receipt Trustee may, if it is acting in good faith, act and rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation, or other evidence furnished to the Subscription Receipt Trustee pursuant to any provision hereof or of Applicable Legislation or pursuant to a request of the Subscription Receipt Trustee, provided that such evidence complies with Applicable Legislation and that the Subscription Receipt Trustee complies with Applicable Legislation and that the Subscription Receipt Trustee examines the same and determines that such evidence complies with the applicable requirements of this Agreement.

     (c) Whenever it is provided in this Agreement or under Applicable Legislation that the Corporation will deposit with the Subscription Receipt Trustee resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited will, in each and every such case, be conditions precedent to the right of the Corporation to have the Subscription Receipt Trustee take the action to be based thereon.

     (d) The Subscription Receipt Trustee may employ or retain such Counsel, accountants, appraisers or other experts or advisors as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and the Subscription Receipt Trustee is not responsible for any misconduct or negligence on the part of any such experts or advisors who have been appointed with due care by the Subscription Receipt Trustee.

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



10.4 DOCUMENTS, MONIES, ETC. HELD BY SUBSCRIPTION RECEIPT TRUSTEE

     Subject to Section 5.1, any securities, documents of title or other instruments that may at any time be held by the Subscription Receipt Trustee or Torys pursuant to this Agreement may be placed in the deposit vaults of any Canadian chartered bank or deposited for safekeeping with any such bank. Unless herein otherwise expressly provided, any monies so held pending the application or withdrawal thereof under any provisions of this Agreement may be deposited in the name of the Subscription Receipt Trustee or Torys in any Canadian chartered bank at the rate of interest (if any) then current on similar deposits or, with the consent of the Corporation, may be:

     (a) deposited in the deposit department of the Subscription Receipt Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof; or

     (b) invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations maturing not more than 30 days from the date of investment, of any Canadian chartered bank or loan or trust company. The maturity period of any such investment is to be selected to facilitate any payments expected to be made under this Agreement. All interest received by the Subscription Receipt Trustee or Torys in respect of such deposits and investments belong to the Receiptholders.

10.5 ACTIONS BY SUBSCRIPTION RECEIPT TRUSTEE TO PROTECT INTEREST

     The Subscription Receipt Trustee has power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Receiptholders.

10.6 SUBSCRIPTION RECEIPT TRUSTEE NOT REQUIRED TO GIVE SECURITY

     The Subscription Receipt Trustee is not required to give any bond or security in respect of the execution of this Agreement or otherwise in respect of the premises.

10.7 PROTECTION OF SUBSCRIPTION RECEIPT TRUSTEE

     By way of supplement to the provisions of any law for the time being relating to the Subscription Receipt Trustee or trustees, it is expressly declared and agreed as follows:

     (a) the Subscription Receipt Trustee is not liable for or by reason of any statements of fact or recitals in this Agreement or in the Subscription Receipt Certificates (except the representation contained in Section 10.9 or in the certificate of the Subscription Receipt Trustee on the Subscription Receipt Certificates) or required to verify the same, but all such statements or recitals are and are deemed to be made by the Corporation;

     (b) nothing herein contained imposes any obligation on the Subscription Receipt Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto;

     (c) the Subscription Receipt Trustee is not bound to give notice to any person or persons of the execution hereof;

     (d) the Subscription Receipt Trustee will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation; and

     (e) the Corporation agrees to indemnify and save harmless the Subscription Receipt Trustee and its directors, officers, employees, shareholders and agents from and against any and all liabilities, losses, costs, claims, actions, or demands whatsoever which may be brought against the Subscription Receipt Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Agreement, save only in the event of the grossly negligent failure to act, or the willful misconduct or fraud of the Subscription Receipt Trustee. It is understood and agreed that this indemnification survives the termination or discharge of this Agreement or the resignation of the Subscription Receipt Trustee.

10.8 REPLACEMENT OF SUBSCRIPTION RECEIPT TRUSTEE; SUCCESSOR BY MERGER

     (a) The Subscription Receipt Trustee may resign its appointment and be discharged from all other duties and liabilities hereunder, subject to this Section 10.8, by giving to the Corporation not less than 60 days' prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Receiptholders by Extraordinary Resolution have power at any time to remove the existing Subscription Receipt Trustee, acceptable to the Corporation, acting reasonably, and to appoint a new Subscription Receipt Trustee. If the Subscription Receipt Trustee resigns or is removed as aforesaid or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, the Corporation will forthwith appoint a new Subscription Receipt Trustee, unless a new Subscription Receipt Trustee has already been appointed by the Receiptholders; failing such appointment by the Corporation, the retiring Subscription Receipt Trustee or any Receiptholder may apply to a justice of the Alberta Court of Queen's Bench on such notice as such justice may direct, for the appointment of a new Subscription Receipt Trustee at the Corporation's expense; but any new Subscription Receipt Trustee so appointed by the Corporation or by the Court is subject to removal as aforesaid by the Receiptholders. Any new Subscription Receipt Trustee appointed under any provision of this Section 10.8 is to be a corporation authorized to carry on the business of a trust company in the Province of Alberta and, if required by Applicable Legislation for any other provinces, in such other provinces. On any such appointment the new Subscription Receipt Trustee is vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Subscription Receipt Trustee. At the request of the Corporation or the new Subscription Receipt Trustee, the retiring Subscription Receipt Trustee, upon payment of the amounts, if any, due to it pursuant to Section 6.3, shall duly assign, transfer and deliver to the Subscription Receipt Trustee all property and money held and all records kept by the retiring Subscription Receipt Trustee hereunder or in connection herewith.

     (b) Upon the appointment of a successor Subscription Receipt Trustee, the Corporation will promptly notify the Receiptholders thereof in the manner provided for in Article 11.

     (c) Any corporation into or with which the Subscription Receipt Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Subscription Receipt Trustee is a party, or any corporation succeeding to the corporate trust business of the Subscription Receipt Trustee will be the successor to the Subscription Receipt Trustee hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Subscription Receipt Trustee under Subsection 10.8(a).

     (d) Any Subscription Receipt Certificates certified but not delivered by a predecessor Subscription Receipt Trustee may be certified by the successor Subscription Receipt Trustee in the name of the predecessor or successor Subscription Receipt Trustee.

10.9 CONFLICT OF INTEREST

     (a) The Subscription Receipt Trustee represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists between its respective role as the Subscription Receipt Trustee hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 30 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its appointment as Subscription Receipt Trustee hereunder to a successor Subscription Receipt Trustee approved by the Corporation and meeting the requirements set forth in Subsection 10.8(a). Notwithstanding the foregoing provisions of this Subsection 10.9(a), if any such material conflict of interest exists the validity and enforceability of this Agreement and the Subscription Receipt Certificates are not affected in any manner whatsoever by reason thereof.

     (b) Subject to Subsection 10.9(a), the Subscription Receipt Trustee in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any Subsidiary of the Corporation without being liable to account for any profit made thereby.

10.10 ACCEPTANCE OF APPOINTMENTS

     The Subscription Receipt Trustee hereby accepts the appointment as Subscription Receipt Trustee in this Agreement and agrees to perform its duties hereunder upon the terms and conditions herein set forth. The Subscription Receipt Trustee hereby accepts the appointment as registrar and transfer agent of the Subscription Receipts and agrees to perform its duties hereunder upon the terms and conditions herein set forth.

10.11 SUBSCRIPTION RECEIPT TRUSTEE NOT TO BE APPOINTED RECEIVER

     The Subscription Receipt Trustee and any person related to the Subscription Receipt Trustee is not to be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation or any affiliate of the Corporation.

10.12 NOT BOUND TO ACT

     The Subscription Receipt Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Subscription Receipt Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Should the Subscription Receipt Trustee, in its sole discretion, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the other parties to this Agreement, provided that (i) the Subscription Receipt Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Subscription Receipt Trustee's satisfaction within such 10 day period, then such resignation shall not be effective.

10.13 THIRD PARTY INTEREST

     Each party to this Agreement hereby represents to the Subscription Receipt Trustee that any account to be opened by, or interest to be held by, the Subscription Receipt Trustee in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Corporation hereto agrees to complete and execute forthwith a declaration in the Subscription Receipt Trustee's prescribed form as to the particulars of the third party.

10.14 PRIVACY

     The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, "PRIVACY LAWS") applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Subscription Receipt Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Subscription

Receipt Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Subscription Receipt Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

                                   ARTICLE 11
                                    GENERAL

11.1 NOTICE TO THE CORPORATION AND THE SUBSCRIPTION RECEIPT TRUSTEE

     (a) Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally,
          (ii) sent prepaid courier service or mail, or (iii) sent prepaid by facsimile transmission or other similar means of electronic communication (confirmed on the same or following day by prepaid mail) addressed as follows:

          (i)  in the case of notice to ACOR:

                          Australian-Canadian Oil Royalties Ltd.
                          1301 Avenue M
                          Cisco, Texas 76437
                          Attention: Robert Kamon
                          Telephone: (254) 442-2638
                          Facsimile: (254) 442-3843
                          Email: acor@classicnet.net


          (ii) in the case of notice to Olympia:

                          Olympia Trust Company
                          2300, 125- 9th Avenue S.E.
                          Calgary, Alberta  T2G 0P6
                          Attention: Manager, Client Services
                          Telephone: (403) 261-0900
                          Facsimile: (403) 265-1455
                          Email: cssinquiries@olympiatrust.com

          (iii) in the case of notice to Torys:

                          Torys LLP
                          Suite 800, 400-3rd Avenue S.W.
                          Calgary, Alberta  T2P 4H2
                          Attention: Janan Paskaran
                          Telephone: (403) 776-3728
                          Facsimile: (403) 776-3800
                          Email: jpaskaran@torys.com

     (b) Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall:

          (i) if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

          (ii) if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mail, allowing for such discontinuance or interruption of regular postal service; and

          (iii) if sent by facsimile machine, be deemed to have been given, sent, delivered and received on the date the sender receives the facsimile machine answer back confirming receipt by the recipient.

11.2 WAIVER

     Any Party hereto which is entitled to the benefits of this Agreement may, and has the right to, unless otherwise provided, waive any term or condition hereof at any time on or prior to the Closing Date, provided however that such waiver shall be evidenced by written instrument duly executed on behalf of such Party.

11.3 EVIDENCE OF OWNERSHIP

     (a) Upon receipt of a certificate of any bank, trust company or other depositary satisfactory to the Subscription Receipt Trustee stating that the Subscription Receipts have been deposited by a named person with such bank, trust company or other depositary and are to remain so deposited until the expiry of the period specified therein, the Corporation and the Subscription Receipts Trustee may treat the person so named as the holder, and such certificate as sufficient evidence of the ownership by such person of such Subscription Receipt during such period, for the purpose of any requisition, direction, consent, instrument or other document to be made, signed or given by the holder of the Subscription Receipt so deposited; and

     (b) The Corporation and the Subscription Receipt Trustee may accept as sufficient evidence of the fact and date of the signing of any requisition, direction, consent, instrument or other document by any person: (i) the signature of any officer of any bank, trust company, or other depositary satisfactory to the Subscription Receipt Trustee as witness of such execution; (ii) the certificate of any notary public or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made that the person signing acknowledged to him the execution thereof; or (iii) a statutory declaration of a witness of such execution.

11.4 SATISFACTION AND DISCHARGE OF AGREEMENT

     Upon the earlier of:

     (a) the payment and delivery of all certificates, book-entry only customer confirmations, documents and moneys required to satisfy the Issuance Right; or

      (b) the payent of all monies required to satisfy the Refund Right,

this Agreement terminates and ceases to be of further effect and the Subscription Receipt Trustee, on demand of and at the cost and expense of the Corporation and upon delivery to the Subscription Receipt Trustee of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with, will execute proper instruments acknowledging satisfaction of and discharging this Agreement. Notwithstanding the foregoing, the indemnities provided to the Subscription Receipt Trustee by the Corporation hereunder, and the Corporation to the Receiptholders hereunder, respectively, remain in full force and effect and survive the termination of this Agreement.

11.5 PROVISIONS OF AGREEMENT AND SUBSCRIPTION RECEIPTS FOR THE SOLE BENEFIT OF PARTIES AND RECEIPTHOLDERS

     Nothing in this Agreement or in the Subscription Receipt Certificates, expressed or implied, gives or is to be construed as giving to any person other than the parties hereto, the Receiptholders and the transferees of Subscription Receipts as contemplated in Article 2, as the case may be, any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Receiptholders and such transferees.

11.6 SUBSCRIPTION RECEIPTS OWNED BY THE CORPORATION OR ITS SUBSIDIARIES - CERTIFICATE TO BE PROVIDED

     For the purpose of disregarding any Subscription Receipts owned legally or beneficially by the Corporation or any Subsidiary of the Corporation in Section 8.18, the Corporation will provide to the Subscription Receipt Trustee, from time to time, a certificate of the Corporation setting forth as at the date of such certificate the number of Subscription Receipts owned legally or beneficially by the Corporation or any Subsidiary of the Corporation, and the Subscription Receipt Trustee, in making the computations in Section 8.18, is entitled to rely on such certificate without requiring further evidence thereof.

11.7 LANGUAGE

     The parties hereto have requested that this document be drafted in the English language. Les parties ont demande que le present document soit redige en langue anglaise. 11.8 EFFECT OF EXECUTION

     Notwithstanding any provision of this Agreement, should any Subscription Receipt Certificates be issued and certified in accordance with the terms hereof prior to the actual time of execution of this Agreement by the Corporation, Acumen and the Subscription Receipt Trustee, any such Subscription Receipt Certificates are void and of no value and effect until such actual execution of this Agreement.

11.9 TIME OF ESSENCE

     Time is and will remain of the essence of this Agreement and for the Subscription Receipts.

11.10 COUNTERPARTS

      This Agreement may be executed and delivered in counterparts, each of which when so executed and delivered is deemed to be an original and such counterparts together constitute one and the same instrument and, notwithstanding their date of execution, such counterparts are deemed to be dated as of the date hereof.







                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers in that behalf.

                             AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.
                             By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                             OLYMPIA TRUST COMPANY


                             By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                             By:
                                    --------------------------------------------
                                    Name:
                                    Title:





                             TORYS LLP
                             By:
                                    --------------------------------------------
                                    Name:
                                    Title:

This is Schedule A to a Subscription Receipt Agreement made as of January 20, 2012 between Australian-Canadian Oil Royalties Ltd., Olympia Trust Company, as Subscription Receipt Trustee, and Torys LLP.

                    FORM OF SUBSCRIPTION RECEIPT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I)JANUARY 20, 2012; AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

[IF A U.S. LEGEND IS REQUIRED BY SECTION 2.2(B) OF THE AGREEMENT:


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF AUSTRALIAN-CANADIAN OIL ROYALTIES LTD. THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO AUSTRALIAN-CANADIAN OIL ROYALTIES LTD., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AFTER, IN THE CASE OF TRANSFERS UNDER CLAUSE
(D), THE HOLDER HAS FURNISHED TO AUSTRALIAN-CANADIAN OIL ROYALTIES LTD. AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO AUSTRALIAN-CANADIAN OIL ROYALTIES LTD. TO SUCH EFFECT.]

                             SUBSCRIPTION RECEIPTS

                     AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.
  (A CORPORATION EXISTING UNDER THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA)

Number: [ ]                                            [ ] Subscription Receipts

THIS CERTIFIES THAT

                                      [ ]

(the "HOLDER") is the registered holder of _____________________________________
Subscription Receipts issued by Australian-Canadian Oil Royalties Ltd.
(the "CORPORATION").

The Subscription Receipts represented by this Subscription Receipt certificate ("CERTIFICATE") are issued pursuant to a Subscription Receipt Agreement ("AGREEMENT") dated January 20, 2012 between the Corporation, Olympia Trust Company (the "SUBSCRIPTION RECEIPT TRUSTEE") and Torys LLP. Capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

Each Subscription Receipt entitles the holder:

     (a) to receive, for no additional consideration and without further action by the holder, one common share of the Corporation (an "ACOR SHARE"), provided the Escrow Release Conditions are satisfied and the Closing Notice and Irrevocable Direction are delivered to the Subscription Receipt Trustee and the transfer agent of the Corporation at or before the Termination Time; or

     (b) to be reimbursed the Issue Price together with any interest accrued or earned thereon, if a Termination Event occurs.

     THE SUBSCRIPTION RECEIPTS REPRESENTED HEREBY ARE ISSUED UNDER AND PURSUANT TO THE AGREEMENT. Reference is hereby made to the Agreement and any and all other instruments supplemental or ancillary thereto for a full description of the rights of the holders of the Subscription Receipts and the terms and conditions upon which such Subscription Receipts are, or are to be, issued and held, all to the same effect as if the provisions of the Agreement and all instruments supplemental or ancillary thereto were herein set forth, and to all of which provisions the holder of these Subscription Receipts by acceptance hereof assents. In the event of a conflict or inconsistency between the terms of the Agreement and this Certificate, the terms of the Agreement prevail.

     The holder is entitled to obtain a copy of the Agreement from the Subscription Receipt Trustee upon making a written request for such Agreement.

     The holding of the Subscription Receipts evidenced by this Certificate does not constitute the holder hereof a holder of ACOR Shares or entitle such holder to any right or interest in respect thereof except as herein and in the Agreement expressly provided.

     The Agreement contains provisions making binding upon all holders of Subscription Receipts outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and by instruments in writing signed by the holders of a specified majority of the outstanding Subscription Receipts.

     The Subscription Receipts evidenced by this Certificate may be transferred on the Register kept at the offices of the Subscription Receipt Trustee by the registered holder hereof or his legal representatives or his attorney duly appointed by an instrument in writing in form and execution satisfactory to the Subscription Receipt Trustee, only upon payment of the charges provided for in the Agreement and upon compliance with such reasonable requirements as the Subscription Receipt Trustee may prescribe. The transfer Register will be closed at 5:00 p.m. (Calgary time) at the Designated Office, on the earlier to occur of the Exchange Date and the Termination Date (subject to settlement).

     This Certificate is not valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Subscription Receipt Trustee.

     Time is of the essence hereof. This Certificate is governed by the laws of Alberta and the laws of Canada applicable therein.

     IN WITNESS WHEREOF each of the Corporation and the Subscription Receipt Trustee has caused this Certificate to be signed by a duly authorized representative as of January 20, 2012.

                            AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.
                            By:
                                   --------------------------------------------
                                   Name:
                                   Title:
Countersigned by
                            OLYMPIA TRUST COMPANY, in its capacity as
                            Subscription Receipt Trustee
                            By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                                 TRANSFER FORM
  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

______________________________________________________________________________
NAME and ADDRESS in full (please print)

________________________________________Subscription Receipts  of
AUSTRALIAN-CANADIAN OIL ROYALTIES LTD. represented by this Certificate and irrevocably constitutes and appoints as the attorney of the undersigned to

_______________________________________________________________________________
transfer such securities on the register of transfers with full power of substitution.

In the event the Issuance Rights relating to the Subscription Receipts are deemed to have been exercised to receive ACOR Shares or the holder is entitled to the Refund Right as described in this Certificate, this transfer form is effective to transfer the holder's right, title and entitlement in and to the ACOR Shares issued upon the deemed exercise of the Issuance Rights or the monies payable as a Refund Right, as the case may be.


Dated                                      , 201[ ]
     --------------------------------------

_______________________________________________________________________________
Signature of Transferor

_______________________________________________________________________________
Signature of Guarantee

NOTE: Subject to applicable law, the securities may be required to contain a legend which restricts trading in such securities. The signature to any endorsement hereof must correspond with the name as written upon the face of this Certificate in every particular without alteration or any change whatsoever. All endorsements or assignments of this Certificate must be endorsed by the registered holder thereof or be accompanied by a share transfer power of attorney duly and properly completed by the registered holder, with the signature guaranteed in either case by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). The signature of the registered holder must correspond in every respect with the name of the registered holder appearing on the face of the share certificate(s).

CONDITION
          Where this Transfer Form is being executed by an agent, executor, administrator, trustee, guardian, curator, attorney, officer of a corporation or other person, or any person acting in a fiduciary or representative capacity, this Transfer Form must be accompanied by satisfactory evidence of the representative's authority to act satisfactory to the Subscription Receipt Trustee and the Corporation.

This is Schedule B to a Subscription Receipt Agreement made as of January 20, 2012 between Australian-Canadian Oil Royalties Ltd., Olympia Trust Company, as Subscription Receipt Trustee, and Torys LLP.

                             IRREVOCABLE DIRECTION

TO:  Olympia Trust Company (the "SUBSCRIPTION RECEIPT TRUSTEE"), as Subscription
             Receipt Trustee under the Agreement (defined below);

AND  TO: Australian-Canadian Oil Royalties Ltd. (the "CORPORATION") as registrar and transfer agent for the Common Shares in the capital of the Corporation

      This Irrevocable Direction is being provided pursuant to the Subscription Receipt Agreement ("AGREEMENT") dated January 20, 2012 between the Corporation, the Subscription Receipt Trustee and Torys LLP.

     Capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

     The Corporation is hereby irrevocably directed and authorized to issue on behalf of the Corporation a total of [ ]ACOR Shares to the person or persons to whom such ACOR Shares are to be issued pursuant to the deemed exercise of the Issuance Rights under the terms of the Agreement and the Subscription Receipt Certificate(s) following the satisfaction of the Escrow Release Conditions (which occurred ________________________ on , 201[ ]), in accordance with the provisions of the Subscription Receipt Certificate(s) and the Agreement. All certificates representing the ACOR Shares so issued are to be endorsed with the legends in accordance with the Agreement.


          (i)  In the case of the ACOR Shares:

               UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [n, 201n]; AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

               [IF A U.S. LEGEND IS REQUIRED BY SECTION 2.2(B) OF THE AGREEMENT:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF AUSTRALIAN-CANADIAN OIL ROYALTIES LTD. THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO AUSTRALIAN-CANADIAN OIL ROYALTIES LTD., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT,

               (C) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AFTER, IN THE CASE OF TRANSFERS UNDER CLAUSE (D), THE HOLDER HAS FURNISHED TO HYPERION EXPLORATION CORP. AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO AUSTRALIAN-CANADIAN OIL ROYALTIES LTD. TO SUCH EFFECT.]

     The Subscription Receipt Trustee is hereby irrevocably directed and authorized to cause release to the Corporation, or as directed by the Corporation, the full amount of the Escrowed Funds,

together with any interest earned thereon.

         DATED at , this                      day of                   , 201[ ].
                         -------------------------------------------------------

                            AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.
                            By:
                                   --------------------------------------------
                                   Name:
                                   Title:





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


     This is Schedule C to a Subscription Receipt Agreement made as of January 20, 2012 between Australian-Canadian Oil Royalties Ltd., Olympia Trust Company, as Subscription Receipt Trustee, and Torys LLP.

                                            CLOSING NOTICE

TO:  Olympia Trust Company (the "SUBSCRIPTION RECEIPT TRUSTEE"), as Subscription
             Receipt Trustee under the Agreement (defined below);

AND TO: Australian-Canadian Oil Royalties Ltd.(the "CORPORATION") as registrar and transfer agent for the Common Shares in the capital of the Corporation

     This Closing Notice is being provided pursuant to the Subscription Receipt Agreement ("AGREEMENT") dated January 20, 2012 between the Corporation, the Subscription Receipt Trustee and Torys LLP.

     Capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

     The Subscription Receipt Trustee and the Corporation are hereby notified by the Corporation that the Escrow Release Conditions have been satisfied all in accordance with the provisions of the Agreement and the Subscription Receipt Certificates.

         DATED at , this ___ day of _________________, 201n.

                            AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.
                            By:
                                   --------------------------------------------
                                   Name:
                                   Title:












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